AMENDMENT TO

MUTUAL FUND SERVICES AGREEMENT FOR TRANSFER AGENCY SERVICES

This AMENDMENT TO MUTUAL FUND SERVICES AGREEMENT FOR TRANSFER AGENCY SERVICES (“Amendment”) dated as of February 10, 2011 is by and between The Huntington Funds (the “Trust”) and Huntington Asset Services, Inc. (formerly Unified Fund Services, Inc.) (the “Transfer Agent”).

W I T N E S S E T H:

WHEREAS, the Trust and the Transfer Agent are parties to that certain Mutual Fund Services Agreement for Transfer Agency Services dated as of June 23, 2006 (such agreement, together with all exhibits, schedules, amendments, modifications, restatements, or other supplements thereto, and any other documents executed or delivered in connection therewith, the “Agreement”); and

WHEREAS, the Board of Trustees of the Trust approved the establishment of a new series of the Trust, the Huntington World Income Fund, which is scheduled to commence operations on or about May 1, 2011;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree that Exhibit A to the Agreement is hereby amended to include the Huntington World Income Fund, as set forth at Schedule A attached hereto and made a part hereof.

IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth above by a duly authorized officer of each party.

HUNTINGTON ASSET SERVICES, INC.

/s/ John C. Swhear
Name: John C. Swhear
Title: Chief Compliance Officer

THE HUNTINGTON FUNDS

/s/ R. Jeffrey Young
Name: R. Jeffrey Young
Title: Chief Executive Officer

SCHEDULE A

EXHIBIT A

MUTUAL FUND SERVICES AGREEMENT

FOR TRANSFER AGENCY SERVICES

NAME

Dividend Capture Fund
Class A Shares
Trust Shares
Fixed Income Securities Fund
Class A Shares
Trust Shares
Global Select Markets Fund
Class A Shares
Trust Shares
Growth Fund
Class A Shares
Trust Shares
Income Equity Fund
Class A Shares
Trust Shares
Intermediate Government Income Fund
Class A Shares
Trust Shares
International Equity Fund
Class A Shares
Trust Shares
Mid Corp America Fund
Class A Shares
Trust Shares
Money Market Fund
Class A Shares
Trust Shares
Interfund Shares
Mortgage Securities Fund
Class A Shares
Trust Shares
New Economy Fund
Class A Shares
Trust Shares
Ohio Municipal Money Market Fund
Class A Shares
Trust Shares
Ohio Tax-Free Fund
Class A Shares
Trust Shares

Real Strategies Fund
Class A Shares
Trust Shares
Rotating Markets Fund
Class A Shares
Trust Shares
Short/Intermediate Fixed Income Securities Fund
Class A Shares
Trust Shares
Situs Fund
Class A Shares
Trust Shares
Tax Free Money Market Fund
Class A Shares
Trust Shares
Technical Opportunities Fund
Class A Shares
Trust Shares
U.S. Treasury Money Market Fund
Class A Shares
Trust Shares
Macro 100 Fund
Class A Shares
Trust Shares
World Income Fund
Class A Shares
Trust Shares
Balanced Allocation Fund
Class A Shares
Trust Shares
Conservative Allocation Fund
Class A Shares
Growth Allocation Fund
Class A Shares
VA Balanced Fund
VA Growth Fund
VA Income Equity Fund
VA Real Strategies Fund
VA Rotating Markets Fund
VA Dividend Capture Fund
VA Mortgage Securities Fund
VA Mid Corp America Fund
VA New Economy Fund
VA Macro 100 Fund
VA International Equity Fund
VA Situs Fund

This Exhibit A, amended as of February 10, 2011, is hereby incorporated and made part of the Mutual Fund Services Agreement for Transfer Agency Services dated as of June 23, 2006, between the Trust and Huntington Asset Services, Inc., as amended (the “Agreement”), and replaces any and all prior versions of Schedule A to the Agreement.